Exhibit 4.2

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED APRIL [*], 2016 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS INC., THE INFORMATION AGENT, BY EMAIL AT SHAREHOLDER@BROADRIDGE, BY TELEPHONE AT (855) 793-5068 OR BY MAIL AT BROADRIDGE CORPORATE ISSUER SOLUTIONS INC., 51 MERCEDES WAY, EDGEWOOD, NEW YORK 11717.

Second Sight Medical Products, Inc.

Incorporated under the laws of the State of California

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock

of

Second Sight Medical Products, Inc.

Subscription Price: to be determined as set forth below

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK
TIME, ON May    , 2016, UNLESS EXTENDED BY THE COMPANY

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to invest $0.55 for every share of Common Stock, no par value, of Second Sight Medical Products, Inc., a California corporation, the holder owns on the record date, at a subscription price (the “Subscription Price”) of $4.25 per share or 85% of the closing price of our shares as reported by Nasdaq on May, 2016 (the "Expiration Date"), whichever is less, per whole share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Subscription Rights Certificate” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Over-Subscription Shares”), any Rights holder that exercises its Basic Subscription Right in full may purchase a number of Excess Shares pursuant to the terms and conditions of the Rights Offering (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions for Use of Subscription Rights Certificate” that accompany this Subscription Rights Certificate.

The undersigned acknowledges that the number of shares that the undersigned may obtain by subscribing for shares in this offering cannot be determined on the date subscription of rights are exercised hereby, but that the undersigned will obtain the number of shares equal to the result of dividing the accepted dollar amount of investment by the Subscription Price on the Expiration Date.

This Subscription Rights Certificate is governed by the laws of the State of California and is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the signatures of the duly authorized officers of Second Sight Medical Products, Inc.

Dated:

President	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

By mail:*	By hand or overnight courier:

Broadridge Corporate Issuer Solutions Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693 (855) 793-5068 (toll free)	Broadridge Corporate Issuer Solutions Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717 (855) 793-5068 (toll free)

*If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must utilize the overnight courier address.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To invest and purchase shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To invest and purchase shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below. To the extent your investment exceeds Shares that you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to under the Basic Subscription Right or Over-Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply to invest         =

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to purchase additional shares of Common Stock pursuant to your Over-Subscription Right:

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably invest the amount indicated under Form 1 above on the terms and conditions specified in the Prospectus. This Form 3 must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

I apply for	$_________
	(amount enclosed)	Signature Guaranteed:
(Name of Bank or Firm)
(c) Total Amount of Payment Enclosed = $________

METHOD OF PAYMENT (CHECK ONE)		By:
(Signature of Officer)

☐       Check or bank draft payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Second Sight Medical Products, Inc.”

☐       Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering to US BANK, for credit to for Broadridge Corporate Issuer Solutions, Inc., Second Sight Medical Products, Inc., ABA No. 123000848, Swift Code: USBKUS44IMT further credit to Account Number 153910728465, with reference to the rights holder's name.

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF SECOND SIGHT MEDICAL PRODUCTS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS INC., THE INFORMATION AGENT, BY EMAIL AT SHAREHOLDER@BROADRIDGE.COM, BY TELEPHONE AT (855) 793-5068  OR BY MAIL AT BROADRIDGE CORPORATE ISSUER SOLUTIONS INC., 51 MERCEDES WAY, EDGEWOOD, NEW YORK 11717.

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